DELAWARE POOLED TRUST

Registration No. 811 06322
FORM N-SAR

Semi Annual Period Ended April 30,

2008


SUB ITEM 77C:  Submission of
matters to a vote of security
holders

At Special Meetings of Shareholders
of Delaware
Pooled Trust (the Trust), on behalf
of each of The
International Equity and The Labor
Select
International Equity Portfolios
(each, a Portfolio
and, collectively, the
Portfolios), held on
Thursday, March 6, 2008 for The
International
Equity Portfolio, and on Thursday,
March 6, 2008 as
adjourned to April 10, 2008 for The
Labor Select
International Equity Portfolio, the
shareholders of
each Portfolio voted to adopt a new
fundamental
investment restriction concerning
concentration in the
commercial banking industry for
each Portfolio. The
new fundamental investment
restriction permits each
Portfolio to invest up to 30% of
its net assets in the
commercial banking industry;
previously each
Portfolio could invest up to 25% of
its net assets in
the commercial banking industry.

The following proposals were
submitted for a vote of
the shareholders:

1. To adopt a new fundamental
investment restriction concerning
industry concentration.

A quorum of the shares outstanding
was present, and
the votes passed with a majority of
those shares.  The
results were as follows:

The International Equity Portfolio

SHARES VOTED FOR	57,401,934.861
PERCENTAGE OF SHARES VOTED
	97.375%
SHARES VOTED AGAINST
	563,886.000
PERCENTAGE OF SHARES VOTED	.957%
SHARES WITH AUTHORITY WITHHELD
	983,247.000
PERCENTAGE OF SHARES VOTED
	1.668%


The Labor Select International
Equity Portfolio

SHARES VOTED FOR	28,314,011.002
PERCENTAGE OF SHARES VOTED
	92.852%
SHARES VOTED AGAINST
	1,785,725.431
PERCENTAGE OF SHARES VOTED
	5.856%
SHARES WITH AUTHORITY WITHHELD
	394,046.511
PERCENTAGE OF SHARES VOTED
	1.292%


The shareholders of The Al  Cap
Growth Portfolio of
Delaware Pooled Trust (the Fund)
consented to
investment policy changes disclosed
in a Statement
of Additional Information filed
with the Securities
and Exchange Commission on February
26, 2008
(SEC Accession No. 0001137439-08-
000153).  The
investment policy changes were
approved by the two
shareholders of the Fund on
February 12, 2008.   The
investment policy changes were as
follows:  (i)
modifying the Portfolios investment
strategy to
permit the Portfolio to invest in a
concentrated, non
diversified portfolio of typically
20 or fewer names;
(ii) changing the Portfolios sub
classification from a
diversified fund to a non
diversified fund to
accommodate this strategy; and
(iii) changing the
name of the Portfolio to The Select
20 Portfolio to
reflect the new strategy.
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